Exhibit 10.37

TENTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF ESSEX PORTFOLIO, L.P.

THIS TENTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ESSEX PORTFOLIO, L.P., AS AMENDED (as amended, the "Partnership Agreement"), dated as of January 8, 2004 (this "Amendment"), is executed by Essex Property Trust, Inc. a Maryland corporation (the "Company"), as the General Partner and on behalf of the existing Limited Partners of Essex Portfolio, L.P. (the "Partnership"), a California limited partnership, and Belmar Realty Corporation, a Delaware corporation ("Belmar" and the "Series D Preferred Partner"). Capitalized terms used herein but not defined herein shall have the definitions ascribed to such terms in the Partnership Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership and the Series D Preferred Partner desire to (i) amend the terms of the Series D Preferred Units (as defined in the Partnership Agreement) to provide that, from and after July 28, 2004, the Series D Priority Return that accrues on such Series D Preferred Units shall accrue at the rate per annum of 7.875%, and (ii) amend certain other terms from and after the date hereof;

WHEREAS, the Series D Preferred Units were established by that certain Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P. (the "Fourth Amendment"), dated as of July 28, 1999; and

WHEREAS, the signatories hereto desire to cause the Articles Supplementary attached hereto as Exhibit A (the "Articles Supplementary"; the Partnership Agreement and the Articles Supplementary, collectively, the "Amended Documents"), which reclassify the Company's 9.30% Series D Cumulative Redeemable Preferred Stock as Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock"), to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT"), as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Amended Documents as follows:

    Partnership Agreement. The Partnership Agreement is hereby amended as follows:

      The definition of "Series D Preferred Stock" in the Fourth Amendment is hereby amended to read as follows: ""Series D Preferred Stock" shall mean the preferred stock of the General Partner described in Article FIRST of the Articles Supplementary reclassifying the General Partner's 9.30% Series D Cumulative Redeemable Preferred Stock as Series D Cumulative Redeemable Preferred Stock to be filed with the SDAT on or before January 20, 2004."

      The definition of "Series D Preferred Units" in the Fourth Amendment is hereby amended by deleting the term "9.30%" therein.

      Exhibit A to the Partnership Agreement is hereby amended by deleting the term "9.30%" therein.

      The definition of "Priority Return" in Section 1 of Exhibit P to the Partnership Agreement is hereby amended by deleting the term "9.30%" therein and inserting the term "7.875%" in lieu thereof, which amendments shall be effective on and after July 28, 2004.

      The definition of "Series D Preferred Stock" in Section 1 of Exhibit P to the Partnership Agreement is hereby amended by deleting the term "9.30%" therein.

      Section 2(C) of Exhibit P to the Partnership Agreement is hereby amended by deleting the term "9.30%" therein and inserting the term "7.875%" in lieu thereof, which amendment shall be effective on and after July 28, 2004; and, Section 2(C)(i) of Exhibit P to the Partnership Agreement is hereby amended by adding the following new sentence to the end of such Section 2(C)(i): "For the distribution payment for the quarterly period ending August 15, 2004, which payment shall be calculated on the basis of a ninety (90) day period, seventy-two (72) days of such period shall be payable at the rate per annum of 9.30% and eighteen (18) days of such period shall be payable at the rate per annum of 7.875%."

      Section 2(F)(i) of Exhibit P to the Partnership Agreement is hereby amended by deleting the phrase "July 28, 2004" from the first sentence therein and inserting the phrase "July 28, 2010" in lieu thereof.

      Section 2(F)(ii) of Exhibit P of the Partnership Agreement is hereby amended by deleting the first sentence of such Section, which states: "[e]xcept in connection with a liquidation, dissolution, winding-up or termination of the Partnership as described under "Liquidation" above, the Redemption Price of the Series D Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company, which will be contributed by the Company to the Partnership as an additional capital contribution, or out of the sale proceeds of limited partner interests of the Partnership and no other source." The following sentence shall be inserted in lieu of such deleted sentence: "The Redemption Price of Series D Preferred Units may be payable from any source of funds."

      Section 2(F) of Exhibit P to the Partnership Agreement is hereby amended by adding the following new subsection (vi) thereto:

      ""(vi) Notwithstanding any provision herein to the contrary, so long as any Series D Preferred Units remain outstanding, in the event of the occurrence of a Covered Transaction (defined below), the Partnership shall redeem, on the date such Covered Transaction is completed or occurs, all of the Series D Preferred Units outstanding at the Redemption Price, payable in cash, if redemption of the Series D Preferred Units was elected in writing by the holders of not less than a majority of the then outstanding Series D Preferred Units in accordance with this Section 2(F)(vi). The Partnership shall give written notice of a Covered Transaction to each of the respective holders of record of the Series D Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership, not less than thirty (30) days prior to the completion or occurrence of a Covered Transaction. Such notice shall not set forth any non-public information concerning such Covered Transaction. Each of the holders of record of the Series D Preferred Units shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder's election that the Series D Preferred Units be redeemed. Notwithstanding any provision herein to the contrary, with respect to a Covered Transaction that arises under clause (c) of the definition of Covered Transaction set forth below, in the event that the Company so fails to qualify as a real estate investment trust for any reason other than an affirmative election by the Company not to qualify, (a) the Partnership shall give notice of the occurrence of a Covered Transaction to each of the holders of record of the Series D Preferred Units within 15 days of discovery of such failure to qualify, (b) each of the holders of record of the Series D Preferred Units shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder's election that the Series D Preferred Units be redeemed and (c) if the holders of not less than a majority of the then outstanding Series D Preferred Units have elected to have the Series D Preferred Units redeemed, the Series D Preferred Units shall be redeemed on a date not later than 45 days following the date of discovery of the Company's failure to qualify.

      The procedures set forth in Section 2(F)(iii) shall apply to a redemption pursuant to this Section 2(F)(vi). On or before the date of redemption, the Partnership shall give notice of redemption to the respective holders of record of the Series D Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership; and, the provisions of Section 2(F)(v), other than the first sentence thereof, shall apply to such notice of redemption.

      For purposes of this Section 2(F)(vi), the term "Covered Transaction" shall mean (a) the Company's completion of a "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in which, as a result of such transaction, the Company's common stock is no longer registered under Section 12 of the Exchange Act, except that this clause (a) shall not apply to any involuntary delisting of the Company's common stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a Reorganization Event (defined below) of the Company or the Partnership or (c) the Company's failure (or election not) to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended, except where such failure arises in connection with the consolidation or merger or other business combination of the Company into any corporation, trust or entity in which the Company is not the surviving entity and the surviving entity qualifies as a real estate investment trust.

      For purposes of this Section 2(F)(vi), the term "Reorganization Event" shall mean (x) any sale or other disposition of all or substantially all of the assets of the Partnership or the Company, as the case may be, to an entity that is not an Affiliate of the Company; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Partnership or the Company, as the case may be, pursuant to which the Partners of the Partnership or the stockholders of the Company, as the case may be, immediately prior to the consummation of such transaction will own less than a majority of the equity interests in the entity surviving such transaction; provided, however, a Reorganization Event shall not include any transaction contemplated by clauses (x) or (y) of this definition if the surviving entity has unsecured debt outstanding which is rated at least the lowest credit rating level established as investment grade by at least two of Standard & Poor's, Moody's Investor Service and Fitch Ratings (it being understood that as of the date of this Amendment the lowest investment grade rating of Standard & Poor's is BBB-, the lowest investment grade rating of Moody's is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-) and such rating has been reaffirmed in light of the contemplated transaction."

      Section 2(G)(i) of Exhibit P to the Partnership Agreement is hereby amended by deleting the phrase "tenth anniversary of the Issue Date" from the first and second sentences therein and inserting the phrase "January 1, 2014" in lieu thereof.

      Except as amended by the provisions hereof, the Partnership Agreement, as previously amended, shall remain in full force and effect in accordance with its terms; provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment, this Amendment shall prevail. The Partnership Agreement, as amended hereby, is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects. All references in any document to the Partnership Agreement shall mean the Partnership Agreement, an amended hereby.

    The parties hereto hereby authorize and direct the Company, and the Company hereby agrees, to file the Articles Supplementary. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series D Preferred Stock, as set forth in the Articles Supplementary shall be effective as of January 8, 2004. The Articles Supplementary shall be filed with the SDAT as soon as reasonably practicable and in any event no later than January 20, 2004.

    The Partnership hereby agrees that the obligations of the Partnership contained in Section 4(d) and Section 4(i) of that certain Contribution Agreement, dated as of July 28, 1999, by and among Belcrest, Belair, the Partnership and the Company shall be extended through December 31, 2004.

    As soon as reasonably practicable following the execution of this Amendment by the Series D Partners, such Series D Partners shall return all of the certificates representing outstanding Series D Preferred Units to the Partnership. As soon as reasonably practicable following the receipt by the Partnership of such certificates, the Partnership shall reissue such certificates to reflect the terms of Series D Preferred Units, as amended hereby.

    The Series D Preferred Partner makes the following representations and warranties to the Partnership and the Company as of the date hereof:

      Such Series D Preferred Partner is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Amendment and to consummate the transactions contemplated herein and the individuals executing this Amendment on behalf of such Series D Preferred Partner have been duly authorized by all necessary and appropriate action on behalf of such Series D Preferred Partner. Assuming the due execution and delivery hereof by the Company and the General Partner, this Amendment is a valid and binding obligation of such Series D Preferred Partner, enforceable against such Series D Preferred Partner in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

      Neither the execution nor the delivery of this Amendment nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the articles of incorporation, bylaws or other organizational documents of such Series D Preferred Partner or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which such Series D Preferred Partner is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby by such Series D Preferred Partner.

      The Series D Preferred Partner collectively owns all of the Preference Units issued pursuant to the Contribution Agreement and the Fourth Amendment.

      The Series D Preferred Partner is an "accredited investor" within the meaning of Regulation D under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of entering into this Amendment. In entering into this Amendment, the Series D Preferred Partner is relying upon the advice of its own personal, legal and tax advisors with respect to the tax and other aspects of this Amendment.

    Each of the Partnership and the Company (each an "Essex Entity") makes the following representations and warranties to the Series D Preferred Partner as of the date hereof:

      Such Essex Entity is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Amendment and to consummate the transactions contemplated herein and the individuals executing this Amendment on behalf of such Essex Entity have been duly authorized by all necessary and appropriate action on behalf of such Essex Entity. Assuming the due execution and delivery hereof by the Series D Preferred Partner, this Amendment is a valid and binding obligation of such Essex Entity, enforceable against such Essex Entity in accordance with its terms (except, with respect to the Company, such enforceability is limited to the terms of Sections 1(i) and 1(j) hereof), except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

      Neither the execution nor the delivery of this Amendment nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the articles of incorporation, bylaws or other organizational documents of such Essex Entity or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which such Essex Entity is a party or by which it or its assets are bound, or (b) constitutes or will constitute a breach, violation or default under any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other person is required for the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby by such Essex Entity.

    The parties agree to cooperate with either other in effectuating the transactions described herein and agree to execute such further documents and instruments as may reasonably be required to effectuate the transactions described herein.

    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

    This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

ESSEX PROPERTY TRUST, INC.

By:________________________
Name:
Title:

SERIES D PREFERRED PARTNER:

BELMAR REALTY CORPORATION

By:________________________
Name:
Title:

Exhibit A

Form of Articles Supplementary

[See attached pages.]